Exhibit 99.9

CONSENT OF PROMETHEUS FINANCIAL ADVISORY LTD.

Cambridge Capital Acquisition Corporation

525 South Flagler Drive, Suite 201

West Palm Beach, FL 33401

Attention: The Board of Directors

RE:	Proxy Statement of Cambridge Capital Acquisition Corporation (“Cambridge”) /
Prospectus of Cambridge Holdco Corp. (“Holdco”) which forms part of
Amendment No. 3 to the Registration Statement on Form S-4 of Holdco (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated September 1, 2015, to the Board of Directors of Cambridge as Annex B to the Proxy Statement/Prospectus included in Amendment No. 3 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Proxy Statement/Prospectus, under the headings “SUMMARY OF THE PROXY STATEMENT/PROSPECTUS—Opinion of Financial Advisor to the Board of Directors of Cambridge,” “THE MERGER PROPOSAL—Background of the Merger,” and “THE MERGER PROPOSAL—Opinion of Financial Advisor to the Board of Directors of Cambridge.” The foregoing consent applies only to Amendment No. 3 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: November 25, 2015

/s/ Prometheus Financial Advisory Ltd.

Prometheus Financial Advisory Ltd.